Exhibit 99.1

Tessco Reports First-Quarter 2019 Financial Results

Quarterly Revenues Grow 8% Year Over Year

Achieves Earnings Per Share of $0.13

Quarterly Dividend of $0.20 Per Share Declared

HUNT VALLEY, MD, July 16, 2018—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its first quarter of fiscal 2019, ended July 1, 2018.

First-Quarter Highlights:

•	Revenue of $150.9 million, up 8% year over year
•	Revenue growth of 52% in the public carrier market compared with prior-year first quarter
•	Gross profit growth combined with overall expense management contributed to operating margin of 1.2%, compared with 0.9% in the prior-year first quarter
•	Diluted earnings per share grew 63% year over year to $0.13, representing the sixth consecutive quarter of year over year EPS growth
•	Declared quarterly dividend of $0.20 per share

	First Quarter FY 2019	First Quarter FY 2018	Fourth Quarter FY 2018
Revenue	$150.9M	$140.0M	$148.9M
Earnings per diluted share	$0.13	$0.08	$0.14**
EBITDA per diluted share*	$0.31	$0.27	$0.25
Operating margin	1.2%	0.9%	0.8%
Cash balance	$0.0M	$0.2M	$0.0M
Line of credit balance outstanding	$15.8M	$8.3M	$10.8M

* EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Non-GAAP financial measures indicated by an asterisk (*) either in the above chart or in the text of this press release are so indicated as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

** Includes $0.06 per share resulting from one-time change in historical tax treatment of an insurance asset, as previously reported.

First-Quarter Revenue by Market:

	Year over Year Q1 FY 2019 vs. Q1 FY 2018	Sequential Q1 FY 2019 vs. Q4 FY 2018
Commercial:
Public Carrier	51.7%	5.3%
Value-Added Resellers	(1.0)%	4.0%
Government	9.3%	(10.6)%
Private System Operators	2.8%	(6.6)%
Total Commercial	16.2%	0.7%
Retail	(7.9)%	2.8%
Total	7.8%	1.3%

“I’m excited to report that during the first quarter, we continued our recent trend of growing revenue and earnings,” said Murray Wright, President and Chief Executive Officer. “We executed well on our strategic plan again this quarter. The initiatives we put in place during the past year, and the technology, marketing and sales actions, are resulting in improved performance, establishing a firm foundation for our future growth.  First-quarter revenue grew 8% year over year, and we have now achieved year over year growth in six of the past seven quarters.  Revenue in our commercial markets grew 16% year over year, including impressive 52% growth in the carrier ecosystem. Our new customer relationships, including those with MasTec and Verizon, have significantly grown our market share. Accordingly, as carriers are increasing their activity levels, we are seeing significant revenue growth, and we are well positioned as the FirstNet project continues and 5G buildouts begin later this year. On the bottom line, earnings per share of $0.13 grew from $0.08 in the year-ago quarter, resulting from the growth in sales and gross profit and our improved operating leverage.

“We remain focused on balancing the implementation of our go-to-market strategy with increased operating efficiency,” Wright continued. “Due to projected increases in carrier activity, as well as anticipated growth across both the commercial and retail businesses, we expect accelerated growth in revenue and profitability during the remainder of fiscal 2019.”

First-Quarter 2019 Financial Results

For the fiscal 2019 first quarter, revenues totaled $150.9 million, compared with $140.0 million for first quarter of fiscal 2018. The increase in revenue was driven primarily by the Company’s public carrier market and to a lesser extent by higher sales to the private system operator and government markets.

Gross profit was $30.7 million for the first quarter of fiscal 2019, compared with $29.2 million for the same quarter of fiscal 2018. The 5% increase in first-quarter gross profit year over year was primarily the result of higher total sales. Gross margin was 20.3% of revenue for the first quarter of fiscal 2019, compared with last year’s first-quarter gross margin of 20.8%.  This decline is primarily a function of increased sales to key customers in the carrier ecosystem.

Selling, general and administrative (SG&A) expenses increased 4% to $29.0 million, due to greater investments in marketing and technology and higher-than-usual health insurance expenses. However, despite these expense increases, SG&A as a percentage of revenue for the first quarter declined from 19.9% to 19.2%.

Net income and earnings per share (EPS) were $1.2 million and $0.13, respectively, for the first quarter of fiscal 2019, compared with $0.7 million, or $0.08 per share, for the prior-year first quarter.

Cash Dividend

The Company’s Board of Directors has declared a quarterly cash dividend of $0.20 per common share payable on August 15, 2018 to common stockholders of record on August 1, 2018. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company currently anticipates year-over-year growth in revenue and profitability in both its second fiscal quarter and its full-year fiscal 2019. While the Company does expect growth in the carrier ecosystem, it also expects this to result in a lower overall year-over-year gross margin, given the lower-margin nature of many of these large carrier relationships.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. The nature of the business is that TESSCO typically ships products within several days after booking orders, which makes it more difficult to forecast future results. The Business Outlook published in this press release reflects only the Company’s current best estimate and it assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First-Quarter Fiscal 2019 Conference Call

Management will host a conference call to discuss first-quarter fiscal year 2019 results tomorrow, Tuesday, July 17, 2018 at 8:30 a.m. ET. To participate in the conference call, please call 855-319-5921 (domestic call-in) or 503-343-6034 (international call-in) and reference code #7577579.

A live webcast of the conference call will be available on the Events page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30 a.m. ET on July 17, 2018 until 11:59 p.m. ET on July 24, 2018 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #7577579. An archived replay of the conference call will also be available on the Events page of the Company's website.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. Neither EBITDA nor EBITDA per diluted share is a recognized term under GAAP, and EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, neither EBITDA nor EBITDA per diluted share is intended to be a measure of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 50,000 products from 400 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see TESSCO’s Annual Report on Form 10-K for the year ended April 1, 2018, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following:  termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large  wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended
	July 1, 2018	June 25, 2017	April 1, 2018

Revenues	$150,919,400	$140,010,800	$148,920,100
Cost of goods sold	120,221,300	110,844,000	117,381,400
Gross profit	30,698,100	29,166,800	31,538,700
Selling, general and administrative expenses	28,961,300	27,881,500	30,357,600
Income from operations	1,736,800	1,285,300	1,181,100
Interest expense, net	174,400	68,600	89,500
Income before provision for income taxes	1,562,400	1,216,700	1,091,600
Provision for income taxes (benefit)	404,000	533,800	(76,800)
Net income	$1,158,400	$682,900	$1,168,400
Basic earnings per share	$0.14	$0.08	0.14
Diluted earnings per share	$0.13	$0.08	$0.14

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	July 1,	April 1,
	2018	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,000	$19,400
Trade accounts receivable	92,815,800	87,862,300
Product inventory, net	86,367,200	72,323,000
Prepaid expenses and other current assets	5,585,400	4,489,100
Total current assets	184,777,400	164,693,800

Property and equipment, net	13,679,200	13,662,800
Goodwill, net	11,677,700	11,677,700
Deferred tax assets	713,200	710,500
Other long-term assets	8,920,900	8,678,900
Total assets	$219,768,400	$199,423,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$82,483,900	$67,041,100
Payroll, benefits and taxes	6,645,200	8,291,100
Income and sales tax liabilities	2,709,800	2,339,200
Accrued expenses and other current liabilities	2,795,000	1,370,300
Revolving line of credit	15,770,600	10,835,400
Current portion of long-term debt	22,800	27,300
Total current liabilities	110,427,300	89,904,400

Long-term debt, net of current portion	-	2,300
Other long-term liabilities	1,475,800	1,465,400
Total liabilities	111,903,100	91,372,100

Shareholders’ equity:
Preferred stock	-	-
Common stock	99,300	99,000
Additional paid-in capital	61,062,200	60,611,900
Treasury stock	(57,614,100)	(57,503,000)
Retained earnings	104,317,900	104,843,700
Total shareholders’ equity	107,865,300	108,051,600
Total liabilities and shareholders’ equity	$219,768,400	$199,423,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended
	July 1, 2018	June 25, 2017	April 1, 2018

Net Income as reported	$1,158,400	$682,900	$1,168,400
Add:
Income tax provision (benefit)	404,000	533,800	(76,800)
Interest, net	174,400	68,600	89,500
Depreciation and amortization	937,100	989,600	961,900
EBITDA	$2,673,900	$2,274,900	$2,143,000
Add:
Stock based compensation	320,500	247,600	256,700
EBITDA, adjusted	$2,994,400	$2,522,500	$2,399,700

EBITDA per diluted share	$0.31	$0.27	$0.25
Adjusted EBITDA per diluted share	$0.35	$0.30	$0.28

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Three Months Ended			Growth Rates Compared to
	July 1, 2018			June 25, 2017			Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carriers, Contractors & Program Managers	$40,360	$-	$40,360	$26,598	$-	$26,598	51.7%	-	51.7%
Government System Operators	9,231	-	9,231	8,445	-	8,445	9.3%	-	9.3%
Private System Operators	21,634	-	21,634	21,042	-	21,042	2.8%	-	2.8%
Value-Added Resellers	34,682	-	34,682	35,040	-	35,040	(1.0%)	-	(1.0%)
Retailer, Independent Dealer Agents & Carriers	-	45,012	45,012	-	48,886	48,886	-	(7.9%)	(7.9%)
Total revenues	$105,907	$45,012	$150,919	$91,125	$48,886	$140,011	16.2%	(7.9%)	7.8%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carriers, Contractors & Program Managers	$5,626	$-	$5,626	$4,128	$-	$4,128	36.3%	-	36.3%
Government System Operators	2,137	-	2,137	2,004	-	2,004	6.6%	-	6.6%
Private System Operators	4,865	-	4,865	4,607	-	4,607	5.6%	-	5.6%
Value-Added Resellers	8,915	-	8,915	8,961	-	8,961	(0.5%)	-	(0.5%)
Retailer, Independent Dealer Agents & Carriers	-	9,155	9,155	-	9,467	9,467	-	(3.3%)	(3.3%)
Total gross profit	$21,543	$9,155	$30,698	$19,700	$9,467	$29,167	9.4%	(3.3%)	5.2%
% of revenues	20.3%	20.3%	20.3%	21.6%	19.4%	20.8%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended	Three Months Ended	Growth Rates Compared
	July 1, 2018	June 25, 2017	to Prior Year Period
Revenues
Base station infrastructure	$74,314	$59,070	25.8%
Network systems	22,777	23,837	(4.4)%
Installation, test and maintenance	7,431	6,993	6.3%
Mobile device accessories	46,397	50,111	(7.4)%
Total revenues	$150,919	$140,011	7.8%

Gross Profit
Base station infrastructure	$15,716	$14,057	11.8%
Network systems	3,663	3,829	(4.3)%
Installation, test and maintenance	1,473	1,419	3.8%
Mobile device accessories	9,846	9,862	(0.2)%
Total gross profit	$30,698	$29,167	5.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Three Months Ended			Growth Rates Compared to
	July 1, 2018			April 1, 2018			Prior Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carriers, Contractors & Program Managers	$40,360	$-	$40,360	$38,319	$-	$38,319	5.3%	-	5.3%
Government System Operators	9,231	-	9,231	10,331	-	10,331	(10.6%)	-	(10.6%)
Private System Operators	21,634	-	21,634	23,153	-	23,153	(6.6%)	-	(6.6%)
Value-Added Resellers	34,682	-	34,682	33,340	-	33,340	4.0%	-	4.0%
Retailer, Independent Dealer Agents & Carriers	-	45,012	45,012	-	43,777	43,777	-	2.8%	2.8%
Total revenues	$105,907	$45,012	$150,919	$105,143	$43,777	$148,920	0.7%	2.8%	1.3%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carriers, Contractors & Program Managers	$5,626	$-	$5,626	$5,624	$-	$5,624	0.0%	-	0.0%
Government System Operators	2,137	-	2,137	2,282	-	2,282	(6.4%)	-	(6.4%)
Private System Operators	4,865	-	4,865	5,397	-	5,397	(9.9%)	-	(9.9%)
Value-Added Resellers	8,915	-	8,915	8,888	-	8,888	0.3%	-	0.3%
Retailer, Independent Dealer Agents & Carriers	-	9,155	9,155	-	9,348	9,348	-	(2.1%)	(2.1%)
Total gross profit	$21,543	$9,155	$30,698	$22,191	$9,348	$31,539	(2.9%)	(2.1%)	(2.7%)
% of revenues	20.3%	20.3%	20.3%	21.1%	21.4%	21.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended	Three Months Ended	Growth Rates Compared
	July 1, 2018	April 1, 2018	to Prior Period
Revenues
Base station infrastructure	$74,314	$73,149	1.6%
Network systems	22,777	21,601	5.4%
Installation, test and maintenance	7,431	9,273	(19.9)%
Mobile device accessories	46,397	44,897	3.3%
Total revenues	$150,919	$148,920	1.3%

Gross Profit
Base station infrastructure	$15,716	$16,591	(5.3)%
Network systems	3,663	3,479	5.3%
Installation, test and maintenance	1,473	1,655	(11.0)%
Mobile device accessories	9,846	9,814	0.3%
Total gross profit	$30,698	$31,539	(2.7)%